Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-130903) and (Form S-3 No. 333-133909) of Hollywood Media Corp. and in the related Prospectuses, in the Registration Statements (Form S-8 No. 333-14659) and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and the Directors Stock Option Plan, (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director’s Stock Option Plan, (Form S-8 No. 333-114176) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan as Amended October 30, 2003 and the Hollywood Media Corp. Directors Stock Option Plan as Amended May 1, 2003 and (Form S-8 No. 333-124559) pertaining to the Hollywood Media Corp. 2004 Stock Incentive Plan, of our report dated March 17, 2008 with respect to the consolidated financial statements of Hollywood Media Corp. and of our report dated March 17, 2008 with respect to Hollywood Media Corp. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hollywood Media Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Kaufman Rossin & Co., P.A.
Miami, Florida
March 17, 2008